UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 29, 2010
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2010, Ojo Video Phones LLC (the “OJO”), a subsidiary of WorldGate Communications, Inc. (the “Company”), entered into the First Amendment (the “MPA Amendment”) to Master Purchase Agreement with ACN Digital Phone Service, LLC (“ACN”), pursuant to which the Master Purchase Agreement, dated April 6, 2009 (the “Master Purchase Agreement”), was amended.

Pursuant to the Master Purchase Agreement, ACN has committed to purchase from OJO 300,000 videophones over a two-year period.  On April 6, 2009, in connection with the Master Purchase Agreement, the Company granted ACN a warrant to purchase up to approximately 38.2 million shares of the Company’s common stock at an exercise price of $0.0425 per share (the “ACN 2009 Warrant”).  The ACN 2009 Warrant will vest incrementally based on ACN’s purchases of video phones under the Master Purchase Agreement.

Among other changes, the MPA Amendment amends the Master Purchase Agreement as follows:

•
As soon as practicable after OJO provides a demonstration to ACN of the working video phone contemplated by the Master Purchase Agreement, ACN will issue its first purchase order under the Master Purchase Agreement for 80,000 video phones.

•
ACN shall pay OJO 50% of the purchase price for video phones pursuant to a purchase order upon the later of (a) acceptance of the purchase order by OJO and (b) five (5) weeks prior to the delivery of video phones to ACN at OJO’s manufacturing facility.  ACN shall pay OJO the remaining 50% of the purchase price upon delivery of the video phones to ACN at OJO’s manufacturing facility.

In connection with the MPA Amendment, the Company granted ACN a warrant to purchase up to 3 million shares of the Company’s common stock at an exercise price of $0.0425 per share (the “ACN 2010 Warrant”).  The ACN 2010 Warrant will vest incrementally based on ACN’s purchases of video phones under the Master Purchase Agreement, as amended by the MPA Amendment.

The Company is majority owned by WGI Investor LLC.  The ultimate ownership of WGI Investor LLC includes owners of the parent entity of ACN.  Each of Robert Stevanovski, Anthony Cassara, David Stevanovski and Gregory Provenzano is a director of the Company, has an indirect ownership interest in WGI Investor LLC, has an ownership interest in the parent entity of ACN and has a director, officer and/or advisory position with the parent entity of ACN.  As a result of these relationships, each of Robert Stevanovski, Anthony Cassara, David Stevanovski and Gregory Provenzano may be deemed to have a direct or indirect interest in the transactions contemplated by the MPA Amendment and ACN 2010 Warrant.  Due to the preceding facts, the independent members of the Audit Committee of the Board of Directors of the Company and independent members of the Board of Directors of the Company separately considered, discussed and approved the MPA Amendment and ACN 2010 Warrant.

The foregoing description of the ACN 2010 Warrant and MPA Amendment does not purport to be complete and is qualified in its entirety by reference to ACN 2010 Warrant and MPA Amendment, which are attached as Exhibit 4.1 and 10.1 hereto, respectively, and are incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 29, 2010, the Board of Directors of the Company determined that the Company’s quarterly financial statements for the fiscal quarters ended June 30, 2009 and September 30, 2009 should no longer be relied upon.  After reviewing comments from the Securities & Exchange Commission (the “SEC”), the issues raised in management’s discussions with the staff of the SEC, the literature cited by the SEC, and the documentation relating to certain transactions with WGI Investor LLC (“WGI”) and ACN described below, the Company has determined that it should revise its original accounting for the following transactions:  (1) the closing on April 6, 2009 of the transactions contemplated by the Securities Purchase Agreement, dated December 12, 2008 (“Securities Purchase Agreement”), between WGI and the Company, including the issuance to WGI of an aggregate of 202,462,155 shares of the Company’s common stock and the issuance to WGI of a warrant to purchase up to approximately 140.0 million shares of Company’s common stock in certain circumstances and (2) the Master Purchase Agreement pursuant to which ACN committed to purchase from the Company 300,000 video phones over a two-year period.  Related to these transactions, the Company also reviewed, but did not revise, its original accounting for the following transactions: (a) the payment by ACN to the Company of $1,200,000 to fund certain software development costs and (b) the issuance to ACN of a warrant to purchase up to 38,219,897 shares of the Company’s common stock at an exercise price of $0.0425 per share, which vests incrementally based on ACN’s purchases of video phones.

The Company had previously determined that the value received by WGI pursuant to the closing on April 6, 2009 of the transactions contemplated by the Securities Purchase Agreement exceeded the fair value received by the Company by approximately $74,463,000 and the Company initially accounted for $60,000,000 of such excess in fair value as a deferred revenue asset and the balance of such excess in fair value as a $14,463,000 expense.  The Company has now determined that the value received by WGI in connection with the closing of such transactions should be reflected as an equity transaction valued at approximately $7,199,000 (which is the sum of the fair value of the consideration given by WGI to the Company in exchange for the securities issued by the Company to WGI).  As a result, each of the Form 10-Qs for the fiscal quarters ended June 30, 2009 and September 30, 2009 is being restated to reflect the reversal of the entries originally recorded for this excess in fair value, including (a) the reversal of an expense of approximately $14,463,000, (b) the reversal of the recording of a deferred revenue asset of $60,000,000 and (c) the reversal of a credit originally recorded to the additional paid in capital account on the Company’s balance sheet.

In addition, the deferred revenue asset of $60,000,000 would have offset $60,000,000 of future revenue from ACN pursuant to the Master Purchase Agreement.  As a result of the revision to the accounting for the closing on April 6, 2009 of the transactions contemplated by the Securities Purchase Agreement, there will be no deferred revenue asset of $60,000,000 and therefore no offset of such amounts against future revenue from ACN pursuant to the Master Purchase Agreement.  Any future revenue from ACN pursuant to the Master Purchase Agreement will be recognized as revenue consistent with applicable general accepted accounting principles, including an offset to such revenue related to the issuance to ACN of a warrant to purchase up to 38,219,897 shares of the Company’s common stock as such warrant becomes exercisable pursuant to its terms.

Consistent with the Company’s prior analysis, the Company will continue to treat the payment by ACN to the Company of $1,200,000 to fund certain software development costs as deferred revenue which will be recognized upon completion of the development of the Company’s next generation video phone.

The Board of Directors of the Corporation has discussed with its independent registered public accounting firm the matters disclosed in this Item 4.02.  The Company intends to file amended quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2009 and September 30, 2009 as soon as practicable.

The impact of the restatements will have the primary effects of (1) reducing the Company’s reported net loss for the three month period ended June 30, 2009 from approximately $18,802,000 to approximately $4,339,000 with no change to the Company’s reported net loss for the three month period ended September 30, 2009 and (2) reducing the Company’s reported assets by $60,000,000 with a corresponding reduction to the Company's stockholders’ equity.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Elimination of the Series A Convertible Preferred Stock of WorldGate Communications, Inc., dated March 26, 2010 (“Certificate of Elimination”), with the Secretary of State of the State of Delaware on March 29, 2010, to eliminate all references in the Company’s Amended and Restated Certificate of Incorporation to the Series A Convertible Preferred Stock.  The Certificate of Elimination eliminated the previous designation of 7,550 shares of Series A Convertible Preferred Stock and caused such shares of Series A Convertible Preferred Stock to resume their status as undesignated shares of preferred stock of the Company.  No shares of the Company’s preferred stock are currently outstanding.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to Certificate of Elimination, which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

The Company has scheduled a conference call on Tuesday, April 6, 2010 at 4:30PM Eastern Time.  Management will discuss the financial results for the fourth quarter and for its full fiscal year ended December 31, 2009 and will provide an overview of the business.  The conference call telephone number is 719-457-2715 or 800-946-0716 and the conference confirmation code is 6727477.  A replay of the conference call will be available for one week after the call on our web site at www.wgate.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Elimination of the Series A Convertible Preferred Stock of WorldGate Communications, Inc., dated March 26, 2010

4.1	Warrant, dated March 30, 2010, issued to ACN Digital Phone Service, LLC

10.1
First Amendment, dated March 30, 2010, to Master Purchase Agreement, by and between ACN Digital Phone Service, LLC and Ojo Video Phones LLC [Certain information in this exhibit has been omitted and has been filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: March 30, 2010	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of the Series A Convertible Preferred Stock of WorldGate Communications, Inc., dated March 26, 2010

4.1	Warrant, dated March 30, 2010, issued to ACN Digital Phone Service, LLC

10.1
First Amendment, dated March 30, 2010, to Master Purchase Agreement, by and between ACN Digital Phone Service, LLC and Ojo Video Phones LLC [Certain information in this exhibit has been omitted and has been filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended]